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As filed with the Securities and Exchange Commission on September 11, 2002

Registration No.333-

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NUCOTEC, INC.
(Name of small business issuer in its charter)

Nevada (State of other jurisdiction of incorporation or organization)	7215 (Primary Standard Industrial Classification Code Number)	94-3409645 (I.R.S. Employer Identification No.)

1080 S.E. 3rd Avenue
Ft. Lauderdale, FL 33316
(954) 356-8111—telephone
(954) 356-8112—fax
(Address and telephone number of principal executive office)

Peter W. Mettler
140 Royal Palm Way, Suite 202.
Palm Beach, FL 33480
(561) 832-7600—telephone
(561) 833-0805—fax
(Name, address and telephone number of agent for service)

COPIES TO:

Lynne Bolduc, Esq.
Oswald & Yap, a professional corporation
16148 Sand Canyon Avenue
Irvine, CA 92618
(949) 788-8900—telephone
(949) 788-8980—fax

Approximate Date of Commencement of Proposed Sale to the Public.
As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount Being Registered	Proposed Maximum Offering Price per share	Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Shares of common stock, $.001 par value	965,800	$0.25	$241,450	$22.21

(1)
Estimated solely for computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

SUBJECT TO COMPLETION, DATED SEPTEMBER 10, 2002

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

965,800 Shares

Nucotec, Inc.

Common Stock

        We are offering 965,800 shares of our common stock. Prior to this offering, there has been no public market for our common stock.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page 2.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus relates to the resale by the selling stockholders of 965,800 shares of our common stock. The selling stockholders will sell the shares from time to time at such prices as may be negotiated by the selling stockholders.

        No public market currently exists for the shares of common stock.

        We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

        As you review this prospectus, you should carefully consider the matters described in "Risk Factors" beginning on page 2.

The date of this prospectus is [                        ], 2002

TABLE OF CONTENTS

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as to the date of this prospectus, regardless of the time of delivery of the prospectus or of any sale of the common stock.

PROSPECTUS SUMMARY	1
RISK FACTORS	2
USE OF PROCEEDS	5
DIVIDEND POLICY	5
CAPITALIZATION	6
SELECTED CONSOLIDATED FINANCIAL DATA	7
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	8
BUSINESS	11
MANAGEMENT	13
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	14
PRINCIPAL STOCKHOLDERS	15
DESCRIPTION OF CAPITAL STOCK	15
SELLING STOCKHOLDERS	16
PLAN OF DISTRIBUTION	18
SHARES ELIGIBLE FOR FUTURE SALE	18
LEGAL MATTERS	19
EXPERTS	19
WHERE YOU CAN FIND MORE INFORMATION ABOUT NUCOTEC, INC.	19
INFORMATION NOT REQUIRED IN PROSPECTUS	II-1

        Until            , 2002, 25 days after the commencement of the offering, all dealers that buy, sell or trade shares, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

        This summary highlights selected information in this prospectus. To better understand this offering, and for a more complete description of the offering, you should read this entire prospectus carefully, including the "Risk Factors" section and the financial statements and the notes to those statements, which are included elsewhere in this prospectus.

The Company

        We were incorporated in Nevada on October 8, 2001 in order to serve as a holding company for Salty's Warehouse, Inc. Our principal executive offices are located at 1080 S.E. 3rd Avenue, Ft. Lauderdale, Florida 33480, and our telephone number is (954) 356-8111

        We operate Salty's Warehouse, Inc. as our majority-owned subsidiary. Salty's Warehouse, Inc. is located at 1080 Southeast 3rd Avenue, Fort Lauderdale, FL 33316 and sells name brand consumer products over the Internet though its web site, www.saltyswarehouse.com. Salty's Warehouse, Inc. was incorporated in Florida on July 16, 1998

The Offering

Shares offered by the selling stockholders	965,800
Common stock outstanding	6,076,000
Use of proceeds	The selling stockholders will receive the net proceeds from the sale of shares. We will receive none of the proceeds from the sale of shares offered by this prospectus.

Additional Information

        In this prospectus, the terms "Nucotec" "we," "us," and "our" refer to Nucotec, Inc., a Nevada corporation, and, unless the context otherwise requires, "common stock" refers to the common stock, par value $.001 per share, of Nucotec, Inc.

Summary Financial Data

        The following table sets forth our summary consolidated financial data. This information should be read in conjunction with the financial statements and the notes to those financial statements appearing elsewhere in this prospectus.

	Six Months Ended June 30, 2002	For the Year Ended December 31, 2001
	(unaudited)	(audited)
Statement of Operations Data
Net sales	$8,767	$87,211
Cost of sales	$8,526	$72,377
Gross profit	$241	$14,834
Operating costs and expenses:	$10,925	$10,425
Net income (loss)	$(10,684)	$4,409
Loss per share:
Basic and diluted earning per share	$(0.00)	$0.00
Basic and diluted weighted average shares	6,076,000	2,219,000
	Six Months Ended June 30, 2002	As of December 31, 2001
	(unaudited)	(audited)
Balance Sheet Data:
Total current assets	$17,626	$30,495
Current liabilities	$1,735	$3,920
Total stockholders' equity	$15,891	$26,575

RISK FACTORS

        This offering and an investment in our common stock involve a high degree of risk. You should consider carefully the risks described below, which are the most significant risks we face based on our business and the industry in which we operate, before you decide to buy our common stock. If any of the following risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Related To Our Financial Results

Our limited operating history makes it difficult to evaluate our business.

        We were founded on October 8, 2001. Our subsidiary, Salty's Warehouse, was incorporated on July 16, 1998. As a result, we have a limited operating history on which you can base your evaluation of our business and prospects. Our business and prospects must be considered in light of the risks and uncertainties frequently encountered by companies in their early stages of development. These risks are further amplified by the fact that we are operating in the highly competitive name brand consumer products market. These risks and uncertainties include the following:

  •
  Our business model and strategy are still evolving and are continually being reviewed and revised;

  •
  We may not be able to successfully implement our business model and strategy; and

  •
  We face substantial competition from established companies (see "Business—Competition").

        We cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties. If we are unable to do so, our business will not be successful and the value of your investment in Nucotec will decline.

We have never been profitable and expect to incur future losses and experience negative cash flow for the foreseeable future.

        We have incurred a net loss of $10,684 for the six months ended June 30, 2002, and we expect to incur losses throughout our fiscal year ending December 31, 2002. As a result, we will need to generate significant revenues to achieve profitability. If our revenues grow more slowly than we anticipate, or if our operating expenses exceed our expectations, we will continue to generate losses. We also expect to continue to experience negative cash flow through the rest of 2002 as we continue to operate Salty's Warehouse. As a result, we depend on access to sufficient credit facilities and timely collection of our accounts receivable to fund our operations. If we are unable to obtain sufficient credit or experience a delay in the collection of our accounts receivable, we may not be able to take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, any of which could severely harm our ability to conduct business and achieve profitability.

Potential fluctuations in our quarterly results make financial forecasting difficult and could affect our common stock trading price.

        You should not rely on the results of any one quarter as an indication of our future performance. As a result of our limited operating history, rapid growth, and the emerging nature of the markets in which we compete, we believe that quarter-to-quarter comparisons of results of operations for preceding quarters are not necessarily meaningful. Our quarterly results of operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. Some of the factors that could cause our quarterly or annual operating results to fluctuate include market acceptance of our services and applications, product development, competitive pressures, and customer retention. If, in some future quarter our results of operations were to fall below the expectations of securities analysts and investors, the trading price of our common stock may decline.

Risks Related To Our Business

Salty's Warehouse is subject to intense competition, and we may not be able to compete and if we are unable to compete we will lose customers.

        We face intense competition is selling name brand consumer products over the Internet, both from other Internet retailers and from "bricks and mortar" retailers. Many of these competitors are larger, better known, and have significantly more resources than we do. Our failure to compete with our competitors on the basis of price or service could significantly harm our business. See "Business—Competition."

The anticipated rapid growth of Salty's Warehouse will strain its operations and require us to incur costs to upgrade its infrastructure.

        We plan to expand the operations of Salty's Warehouse significantly. This anticipated growth will place a significant strain on its management and operational resources. In order to manage its growth effectively, we must implement and improve our operational systems, procedures, and controls on a timely basis. We will also have to increase the capacity of our current infrastructure to meet anticipated customer expectations for our products and services. If we cannot manage growth effectively, we may experience a reduction in revenues or profitability.

We are subject to risks of operational failure that are beyond our control.

        As an Internet retailer, the ability of Salty's Warehouse to provide reliable and effective applications depends on the efficient and uninterrupted operations of our computer systems. The systems and operations of Salty's Warehouse are vulnerable to damage and interruption from fire, flood, telecommunications failure, break-ins, earthquake and similar events. Its operations may also be interrupted by power disruptions. Salty's Warehouse does not maintain alternate power sources. Salty's Warehouse has no formal disaster recovery plan and carries insufficient insurance to compensate us for any such losses that may occur. Furthermore, its security mechanisms may be inadequate to prevent security breaches to its computer systems, including computer viruses, electronic break-ins and similar disruptions. Such security breaches or operational failures could expose Salty's Warehouse to liability, impair our operations and harm our reputation.

We do not have a lease on our office space and Salty's office and warehouse space, and if we lose this office and warehouse space it will significantly disrupt our operations.

        Our offices and the offices and warehouse space of our subsidiary, Salty's Warehouse, are furnished to us on a rent-free basis by Hudson Capital Group of which Steven W. Hudson, our Secretary and a member of the Board of Directors, is a principal. We only have a temporary verbal lease, revocable at any time, from Hudson Capital Group to use this office space. That lease could be revoked at any time for any reason and if that lease is revoked, we will have to find an alternative office and warehouse space and this would significantly disrupt our operations as well as require additional operating capital that we may not have available. We would not be able to operate our business without adequate office and warehouse space.

Risks Related to this Offering

Unless a public market develops for our common stock, you may not be able to sell your shares.

        There has been no public market for our common stock. There can be no assurance, moreover, that an active trading market will ever develop or, if developed, that it will be maintained. Failure to develop or maintain an active trading market could negatively affect the price of our securities, and you may be unable to sell your shares.

If our stock does become publicly traded, we will likely be subject to the penny stock rules.

        Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The rules require that a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the liquidity of penny stocks. If our securities become subject to the penny stock rules, investors in the offering may find it more difficult to sell their securities. (See "Plan of Distribution.")

We may not qualify for NASD Over-the-Counter Electronic Bulletin Board Quotation, and therefore you may be unable to sell your shares.

        Upon completion of this offering, we will attempt to have our common stock quoted on the NASD Over-the-Counter Electronic Bulletin Board ("OTCBB" or "Bulletin Board"). OTCBB eligible securities include securities not listed on NASDAQ or a registered national securities in the U.S. and that are also required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, and the company must be current in meeting its periodic securities reporting obligations. If for any reason, however, any of our securities are not eligible for initial or continued quotation on the Bulletin Board or an active public trading market does not develop, purchasers of the shares may have difficulty selling their securities should they desire to do so. If we are unable to satisfy the requirements for quotation on the Bulletin Board, any trading in our common stock would be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets." As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the securities offered hereby. The above-described rules may materially adversely affect the liquidity of the market for our securities. (See "Plan of Distribution.")

We do not expect to pay dividends.

        We do not anticipate paying cash dividends in the foreseeable future.

The sale or availability for sale of substantial amounts of our shares of common stock could cause our stock price to decline.

        If our stockholders sell a substantial number of their shares of our common stock pursuant to this offering, or the public market perceives that these sales may occur, the market price of our common stock could decline.

Special Note Regarding Forward-Looking Statements

        Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue" or the negative of these terms by other comparable terminology.

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of the stockholders' shares offered by this prospectus. All proceeds from the sale of the stockholders' shares will be for the account of the selling stockholders.

DIVIDEND POLICY

        We have never declared or paid any cash dividends on our capital stock. We currently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future.

CAPITALIZATION

        The following table sets forth our capitalization as of June 30, 2002:

        You should read this table with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Capital Stock" and the financial statements and the related notes.

As of June 30, 2002
(unaudited)
Current liabilities	$1,735
Stockholder's equity:
Common stock, $.001 par value, 10,000,000 shares authorized, 6,076,000 issued	$6,076
Additional paid-in capital	$17,424
Total stockholder's equity	$15,891
Total capitalization	$17,626

        The total number of outstanding shares of our common stock as of the date of this prospectus is 6,076,000.

SELECTED CONSOLIDATED FINANCIAL DATA

        The following selected statement of operations consolidated data were derived from our financial statements and notes thereto included later in this prospectus which are audited and our unaudited financial statements and notes thereto of June 30, 2002. In our opinion, all necessary adjustments, consisting only of normal recurring adjustments, have been included to present fairly the financial position and results of operations for each of the periods presented in our audited financial statements. Historical results are not necessarily indicative of results that may be expected for any future period. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited financial statements, including the related footnotes.

	Six Months Ended June 30, 2002	For the Year Ended December 31, 2001
	(unaudited)	(audited)
Statement of Operations Data
Net sales	$8,767	$87,211
Cost of sales	$8,526	$72,377
Gross profit	$241	$14,834
Operating costs and expenses:	$10,925	$10,425
Net income (loss)	$(10,684)	$4,409
Loss per share:
Basic and diluted earning per share	$(0.00)	$0.00
Basic and diluted weighted average shares	6,076,000	2,219,000

	Six Months Ended June 30, 2002	As of December 31, 2001
	(unaudited)	(audited)
Balance Sheet Data:
Total current assets	$17,626	$30,495
Current liabilities	$1,735	$3,920
Total stockholders' equity	$15,891	$26,575

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        You should read the following discussion and analysis of our financial condition and results of operations together with "Selected Financial Data" and our financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" on page 2 and elsewhere in this prospectus.

Overview

        Nucotec, Inc was incorporated in Nevada on October 8, 2001 in order to serve as a holding company for Salty's Warehouse, Inc, which sells name brand consumer products over the Internet.

Results of Operations

        You should read the selected financial data set forth below along with "Management's Discussion and Analysis" and our financial statements and the related notes. We have derived the financial data from our audited and unaudited financial statements. We believe the financial data shown in the table below include all adjustments consisting only of normal recurring adjustments, that we consider necessary for a fair presentation of such information. Operating results for the period are not necessarily indicative of the results that may be expected in the future.

CONSOLIDATED STATEMENTS OF INCOME (OPERATIONS)
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
SIX MONTHS ENDED JUNE 30, 2002 AND 2001

	Six months ended June 30, 2002	Six months ended June 30, 2001	For the year ended December 31, 2001	For the year ended December 31, 2000
	(unaudited)	(unaudited)	(audited)	(audited)
Net sales	$8,767	$45,776	$87,211	$59,856
Net income (loss)	$(10,684)	$3,641	$4,409	$2,070
Net loss per share	$(0.00)	$0.00	$0.00	$0.00

	Six Months Ended June 30, 2002	For the Year Ended December 31, 2001
	(unaudited)	(audited)
Balance Sheet Data
Total assets	$17,626	$30,495
Total liabilities	$1,735	$3,920
Stockholders' equity	$15,891	$26,575

Results of Operations for the Six Months Ended June 30, 2002 Compared to the Six Months Ended June 30, 2001 (Unaudited).

        On May 10, 2002, Nucotec entered into a Plan of Reorganization, whereby, Nucotec acquired 80% of the outstanding common stock of Salty's (see a discussion of this transaction under "Business"). This business combination has been accounted for in a manner similar to pooling of interest, whereby the carrying value of the net assets of Salty's was transferred to Nucotec, pursuant to FASB 141—"Business Combinations." The accompanying consolidated financial statements have been restated to present the financial information of the combined entities as of the beginning of the earliest period presented. All significant intercompany accounts and transactions have been eliminated in consolidation.

        REVENUES. Our net sales amounted to $8,767 for the six months ended June 30, 2002 compared to $45,776 for the six months ended June 30, 2001. This decrease in our revenues is primarily the result of a slowing economy and the competitive environment that we operate in. While we believe that revenues will eventually increase by the upcoming holiday season, there can be absolutely no assurance that we will achieve profitability or any other results expressed or implied in any forward looking statements.

        GROSS PROFIT. Our gross profit during the six months ended June 30, 2002 was $241 compared to $7,974 for the same period in the prior year.

        OPERATING EXPENSES. Our total operating expenses for the six months ended June 30, 2002 were $10,925 compared to $4,333 for the same period in the prior year. Expenses consisted primarily of general operating expenses and professional fees.

        NET LOSS. We had a net loss of $10,684 or basic and diluted net loss per common share of $0.00 for the six months ended June 30, 2002 compared to a net income of $3,641 or basic and diluted net income per common share of $0.00 for the same period in the prior year. Our net loss in the current period is a result of declining sales in a slow economy and increased operating expenses as discussed above.

Results of Operations for the Year Ended December 31, 2001 Compared to the Year Ended December 31, 2000 (Audited).

        REVENUES. Our net sales amounted to $87,211 for the year ended December 31, 2001 compared to $59,856 for the year ended December 31, 2000.

        GROSS PROFIT. Our gross profit during the year ended December 31, 2001 was $14,834 compared to $9,079 for the year ended December 31, 2000.

        OPERATING EXPENSES. Our total operating expenses for the year ended December 31, 2001 were $10,425 compared to $7,009 for the year ended December 31, 2000. Expenses consisted primarily of general operating expenses and professional fees.

        NET INCOME. We had a net income of $4,409 or basic and diluted net income per common share of $0.00 for the year ended December 31, 2001 compared to a net income of $2,070 or basic and diluted net income per common share of $0.00 for the year ended December 31, 2000.

Liquidity and Capital Resources

        At June 30, 2002, we had working capital of $15,891 as compared with $5,423 at June 30, 2001. At December 31, 2001, we had a working capital of $26,575 as compared with $1,666 at December 31, 2000. In the fourth quarter of 2001, we raised $16,000 by selling 64,000 shares of our common stock to 30 accredited investors.

        Net cash used for operating activities was $12,858 for the six months ended June 30, 2002 compared to net cash provided by operating activities of $5,221 for the six months ended June 30, 2001. Net cash provided by operating activities was $4,342 for the year ended December 31, 2001 compared to $1,991 for the year ended December 31, 2000.

        Due to numerous economic and competitive risks, any or all of which may have a material adverse impact upon our operations, there can be no assurance that we will be able to successfully generate significant revenues or achieve a level of profits which will permit us to stay in business. However, we believe cash generated from net revenues will be sufficient to fund all or our general and administrative expenses for the next twelve months.

Fluctuations in Operating Results; Seasonality

        Annual and quarterly fluctuations in our results of operations may be caused by the timing and quantity of orders from our customers. Our future results also may be affected by a number of factors, including our ability to offer our services and applications at competitive prices and to anticipate customer demands. Our results may also be affected by economic conditions in the geographical areas in which we operate. All of the foregoing may result in substantial unanticipated quarterly earnings shortfalls or losses. Due to all of the foregoing, we believe that period-to-period comparisons of our results of operations are not necessarily meaningful and should not be relied upon as indicative of future performance.

Inflation

        We believe that our revenue and results of operations have not been significantly impacted by inflation since we began operations.

BUSINESS

        Nucotec owns 80% of Salty's Warehouse. Other than its ownership of Salty's Warehouse, Nucotec has no other business operations.

Salty's Warehouse

        Salty's Warehouse, Inc. was incorporated in Florida on July 16, 1998 and is engaged in selling name brand consumer products over the Internet. Salty's Warehouse focuses on selling high quality consumer electronics and audio-video equipment such as speakers, amplifiers, and tuners, although Salty's Warehouse also sells assorted other goods such as watches, sunglasses and sports games.

        Salty's Warehouse was founded by Steven W. Hudson, Earl T. Shannon, Mark Shannon and Ronald Shannon. On May 1, 2002, Salty's Warehouse bought back its shares from Mark Shannon and Ronald Shannon, leaving Steve Hudson and Earl Shannon as the only stockholders of Salty's Warehouse. Subsequently, Steve Hudson and Earl Shannon sold 80% of the outstanding stock of Salty's to Nucotec, through a Plan of Reorganization and Acquisition dated May 10, 2002. Under the terms of this agreement, Steve Hudson and Earl Shannon each received 456,000 Nucotec shares, representing 15% of the outstanding shares of the company on a fully diluted basis. The agreement also provided for Steve Hudson and Earl Shannon to each retain 10% of Salty's outstanding shares.

        In addition to serving as our President and as one of our directors, Earl Shannon is the President, Secretary, Treasurer and sole director of Salty's. Steve Hudson is our Secretary and one of our directors.

        Salty's Warehouse sells its products over the Internet. Salty's Warehouse is hosted by Yahoo!® Store. Salty's does not spend money on Internet advertising, but instead relies on its customer service, customer referrals and search engine search results. Salty's enjoys a five star customer service rating with Yahoo!®. This means that Salty's participates in the Yahoo!® Customer Rating Program, and that customers who have ordered from Salty's have given it the highest ratings. Satisfied customers do refer new customers through direct referral or by posts on message boards. Salty's is listed by all of the major search engines, which account for a significant amount of sales and hits. With its low cost of overhead and inventory costs, Salty's is able to offer products at a considerable discount over our competition.

Intellectual Property

        On April 2, 2002, Salty's Warehouse filed a trademark application for "Salty's Warehouse," Serial Number 76234037, with the U.S. Patent and Trademark Office but there is no guarantee that this trademark will be registered with the U.S. Patent and Trademark Office. At this time, neither Nucotec nor Salty's has any other trademark, copyright or patent protection.

Competition

        Salty's faces intense competition from numerous other Internet retailers. We believe that Salty's can compete on the basis of quality of service and providing products at low prices. Many of Salty's competitors are substantially larger, better financed and have superior resources compared to Salty's. Therefore, there is no guarantee that Salty's will be able to successfully compete with them. Salty's has numerous competitors, including Amazon.com, Costco, and Radio Shack, to cite three of Salty's larger competitors.

Facilities and Equipment

        Our offices as well as the offices and warehouse space of Salty's are located in a facility in Ft. Lauderdale, Florida owned by Hudson Capital Group. Hudson Capital Group allows us to use this space free of charge.

Employees

        As of the date of this prospectus, we had a total of three employees and Salty's had a total of two employees. If necessary, we hire seasonal workers on an as-needed basis.

Litigation

        To the best knowledge of management, there are no litigation matters pending or threatened against us or Salty's Warehouse.

MANAGEMENT

Directors and Executive Officers

        Our directors and officers as of the date of this prospectus are as follows:

Name	Age	Position
Earl T. Shannon	35	President, Director
Steven W. Hudson	33	Secretary, Director
Scott W. Bodenweber	31	Chief Financial Officer, Director

        Earl T. Shannon, President, Director.    Mr. Shannon has been an Officer and Director of both Nucotec and Salty's since the inception of each company. Additionally, Mr. Shannon was an Officer and Director of PageActive Holdings, Inc. from June 8, 1999 to July 11, 2001. From January 1997 and continuing through the present, Mr. Shannon has been the President of Winthrop Venture Management, Inc., an investment management company based in Fort Lauderdale, Florida. Winthrop Venture Management, Inc. is also the General Partner of the Winthrop Venture Fund, Ltd., a private investment fund.

        Steven W. Hudson, Secretary, Director.    Mr. Hudson has been an Officer and Director of Nucotec since its inception. Mr. Hudson has served as Vice President of Salty's since March 15, 1999. Additionally, Mr. Hudson has served as President and CEO of International Yacht Collection since May 1999. Since June 1997, Mr. Hudson also has served as President and CEO of Hudson Capital Group, a private investment firm. From August 1995 through May 1999, Mr. Hudson served as Division Vice President for Republic Services, Inc., a leading provider of environmental services for commercial, industrial, municipal and residential customers. From September 1991 through August 1995, Mr. Hudson held various positions with Hudson Management Corp, a holding company for several solid waste services companies located in Florida. Mr. Hudson graduated from Southern Methodist University with a Bachelor of Arts degree in Business Economics.

        Scott W. Bodenweber, Chief Financial Officer, Director.    Mr. Bodenweber has been an Officer and Director of Nucotec since its inception. From June 1997 and continuing through the present, Mr. Bodenweber has been the Controller of Hudson Capital Group, an investment firm in Fort Lauderdale, FL. From February 1995 through May 1997, he was employed with Keefe, McCullough & Co., a CPA firm in Ft Lauderdale, FL. Mr. Bodenweber graduated from Florida State University in 1994 with Bachelor of Science Degrees in both Accounting and Finance. He is a licensed Certified Public Accountant in the State of Florida.

Executive Compensation

        The following table sets forth the total compensation earned by or paid to our Chief Executive Officer and our other most highly compensated executive officers for the fiscal year ended December 31, 2001.

					LONG TERM COMPENSATION
		ANNUAL COMPENSATION			Awards		Payouts
	Year	Salary ($)	Bonus ($)	Other Annual Compensation	Restricted Stock Awards ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Earl T. Shannon, President	2001	$0	$0	$0	$0	0	$0	$0
Steven W. Hudson, Secretary	2001	$0	$0	$0	$0	0	$0	$0
Scott W. Bodenweber, CFO	2001	$0	$0	$0	$0	0	$0	$0

        None of our officers or directors are currently receiving any compensation for their services. We have not issued any options or SAR grants since our inception.

Indemnification of Directors and Officers

        The laws of the State of Nevada and Nucotec's Bylaws provide for indemnification of the Nuctotec's directors for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of Nucotec, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Nucotec has been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

CERTAIN RELATIONSIPS AND RELATED TRANSACTIONS

        On May 10, 2002, we acquired an 80% interest in Salty's Warehouse from Earl T. Shannon and Steven W. Hudson. In return, Earl T. Shannon and Steven W. Hudson each received 456,000 shares our common stock, which in the aggregate was equal to 15% of our outstanding shares on a fully diluted basis. See a discussion of this transaction under "Business." Earl T. Shannon is our President and one of our directors. Steven W. Hudson is our Secretary and one of our directors.

        Steven W. Hudson is a principal of Hudson Capital Group which furnishes us with office space and warehouse space on a rent-free basis.

PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information regarding our shares of outstanding common stock beneficially owned as of the date of this prospectus by (i) each of our directors and executive officers, (ii) all directors and executive officers as a group, and (iii) each other person who is known by us to own beneficially more than 5% of our Common Stock.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this prospectus, are deemed beneficially owned and outstanding for computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person.

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent Ownership Prior to Offering	Percent Ownership at Completion of Offering(1)
Scott W. Bodenweber C/o Nucotec, Inc. 1080 S.E. 3rd Ave. Ft Lauderdale, FL 33316	516,000	(2)	8.5%	7.1%
Steven W. Hudson C/o Nucotec, Inc. 1080 S.E. 3rd Ave. Ft Lauderdale, FL 33316	2,759,000	(3)	45.4%	38.5%
Earl T. Shannon C/o Nucotec, Inc. 1080 S.E. 3rd Ave. Ft Lauderdale, FL 33316	2,759,000	(4)	45.4%	38.5%
All directors and executive officers as a group (3 individuals)	6,034,000		99.3%	84.1%

(1)
Assumes all share included in this prospectus for sale by selling stockholders are sold.

(2)
Includes shares held in the name of Briland Properties, Inc., Mustang Properties, Inc., and Dunmore Properties, Inc.

(3)
Includes shares held in the name of Lady Jean Charters, Inc., Briland Properties, Inc., Mustang Properties, Inc., and Dunmore Properties, Inc.

(4)
Includes shares held in the name of Winthrop Venture Management, Inc., Alpine Mercantile, Inc., ESHA, Inc., and Don Marcos Trading Company.

DESCRIPTION OF CAPITAL STOCK

        We are authorized to issue 10,000,000 shares of common stock, $.001 par value per share. The following is a summary of certain provisions of our capital stock, certificate of incorporation and bylaws.

Common Stock

        As of the date of this prospectus, there are 6,076,000 shares of common stock outstanding, which are held of record by 35 stockholders.

        The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon the closing of this offering will be fully paid and non-assessable.

SELLING STOCKHOLDERS

        All of our shares of common stock offered under prospectus may be sold by the holders. We will not receive any of the proceeds from sales of shares offered under this prospectus

        All costs, expenses and fees in connection with the registration of the selling stockholders' shares will be borne by us. All brokerage commissions, if any attributable to the sale of shares by selling stockholders will be borne by such holders.

        The selling stockholders are offering a total of 965,800 shares of our stock common stock. The selling stockholders are not affiliated with broker-dealers. The following table sets forth:

  a.
  the name of each person who is a selling stockholder;

  b.
  the number of securities owned by each such person at the time of this offering; and

  c.
  the number of shares of common stock such person will own after the completion of this offering.

        The column "Shares Owned After the Offering" gives effect to the sale of all the shares of common stock being offered by this prospectus.

		Shares Owned Prior To The Offering		Shares Owned After The Offering
Selling Stockholder	No. of Shares Offered
		Number	Percentage	Number	Percentage
Winthrop Venture Management, Inc.(1)	344,250	2,295,000	37.8%	1,950,750	32.1%
Lady Jean Charters, Inc.(2)	344,250	2,295,000	37.8%	1,950,750	32.1%
Scott W. Bodenweber	76,500	510,000	8.4%	433,500	7.1%
Thomas E. Lindner	4,000	4,000	*	0	0%
Harris W. Hudson	2,000	2,000	*	0	0%
Bonnie J. Hudson	2,000	2,000	*	0	0%
William K. Bodenweber, Jr.	2,000	2,000	*	0	0%
Catherine M. Bodenweber	2,000	2,000	*	0	0%
Kristen K. Bodenweber	2,000	2,000	*	0	0%
Holly Bodenweber	2,000	2,000	*	0	0%
Ronald J. Shannon	2,000	2,000	*	0	0%
Starr Shannon	2,000	2,000	*	0	0%
Reva Fletcher	2,000	2,000	*	0	0%
Brian C. Tansey	2,000	2,000	*	0	0%
Patsy Ann Gable	2,000	2,000	*	0	0%
Winthrop Trust	2,000	2,000	*	0	0%
Dorothy M. Weaks	2,000	2,000	*	0	0%
Mark R. Shannon	2,000	2,000	*	0	0%
Alexa M. Shannon	2,000	2,000	*	0	0%
Peter Wright	2,000	2,000	*	0	0%
Mary Wright	2,000	2,000	*	0	0%
Peter W. Mettler	2,000	2,000	*	0	0%
Tim Huizenga	2,000	2,000	*	0	0%
Peter H. Huizenga III	4,000	4,000	*	0	0%
Penina Shannon	2,000	2,000	*	0	0%
Earl T. Shannon	70,400	458,000	7.5%	387,600	6.4%
Alpine Mercantile, Inc.(1)	2,000	2,000	*	0	0%
ESHA, Inc.(1)	2,000	2,000	*	0	0%
Don Marcos Trading Co.(1)	2,000	2,000	*	0	0%
Steven W. Hudson	70,400	458,000	7.5%	387,600	6.4%
Briland Properties, Inc.(3)(4)	2,000	2,000	*	0	0%
Mustang Properties, Inc.(4)	2,000	2,000	*	0	0%
Dunmore Properties Ltd.(3)(4)	2,000	2,000	*	0	0%
TOTAL:	965,800	6,076,000	100%	5,110,200	84%

*
less than 1%.

(1)
Earl T. Shannon is the principal of Winthrop Venture Management, Inc., Alpine Mercantile, Inc., Don Marcos Trading Co., and ESHA, Inc.

(2)
Steven W. Hudson is the principal of Lady Jean Charters, Inc.

(3)
Briland Properties, Inc. is the general partner of Dunmore Properties, Ltd.

(4)
The principals of Briland Properties, Inc., Mustang Properties, Inc. and Dunmore Properties, Ltd. are Holly Bodenweber and Steven W. Hudson. Holly Bodenweber is married to Scott W. Bodenweber and is the sister of Steven W. Hudson.

PLAN OF DISTRIBUTION

        The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term "selling stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may offer and sell the shares from time to time in transactions in the over-the-counter market or in negotiated transactions at the market prices prevailing at the time or at negotiated prices. The selling stockholders may sell their shares through registered broker-dealers by one or more of, or a combination of, the following methods:

  a.
  purchase by a broker-dealer as principal and resale by such broker-dealer for its own account through this prospectus; and

  b.
  ordinary brokerage transactions and transactions in which the broker solicits purchasers. In addition, any shares that qualify for sale under Rule 144 may be sold under Rule 144 rather that through this prospectus. In offering the shares covered by this prospectus, the selling stockholders any broker-dealers who execute sales for the selling stockholders may be to be "underwriter" within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

SHARES ELIGIBLE FOR FUTURE SALE

        Immediately prior to this offering, there was no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect the market price of our common stock. Upon completion of this offering, we will have 6,076,000 outstanding shares of common stock.

        All of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act. If shares are purchased by our "affiliates" as that term is defined in Rule 144 under the Securities Act, their sales of shares would be subject to the limitations and restrictions that are described below.

        All of the remaining shares of common stock outstanding were issued and sold by us in reliance on an exemption from the registration requirements of the Securities Act and will become eligible for sale in the public market pursuant to Rule 144 as described below.

Relevant Dates	Approximate Shares Eligible for Future Sale	Comment
On the date of this prospectus	965,800	Freely tradable shares sold in this Offering
Pursuant to Rule 144	5,110,200	Shares saleable under Rule 144

Rule 144

        In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who has beneficially owned shares of our common stock for at least one year would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

  •
  1% of the number of shares of common stock then outstanding, which will equal approximately 60,800 shares immediately after this offering; or

  •
  the average weekly trading volume of the common stock on the Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

        Sales under Rule 144 are also subject to other requirements regarding the manner of sale, notice filing, and the availability of current public information about us.

Rule 144(K)

        Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, notice filing, volume limitation or notice provisions of Rule 144.

Rule 701

        In general, under Rule 701, any of our employees, directors, officers, consultants, or advisors who purchase shares from us in connection with a compensatory stock or option plan or other written agreement before the effective date of this offering is entitled to resell such shares 90 days after the effective date of this offering in reliance on Rule 144, without having to comply with the holding period requirements or other restrictions contained in Rule 701. The Securities and Exchange Commission has indicated that Rule 701 will apply to typical stock options granted by an issuer before it becomes subject to the reporting requirements of the Securities Exchange Act, along with the shares acquired upon exercise of such options, including exercises after the date of this prospectus. Securities issued in reliance on Rule 701 are restricted securities and, subject to the contractual restrictions described above, beginning 90 days after the date of this prospectus, may be sold by persons other than "affiliates," as defined in Rule 144, subject only to the manner of sale provisions of Rule 144 and by "affiliates" under Rule 144 without compliance with its one-year minimum holding period requirement. As of the date of this prospectus, we do not have shares issued pursuant to Rule 701.

LEGAL MATTERS

        The validity of the common stock offered by this prospectus will be passed upon for us by Oswald & Yap, a professional corporation, Irvine, California.

EXPERTS

        Our financial statements. included in this prospectus to the extent and for the periods indicated in their report, have been audited by Stonefield Josephson, Inc., Santa Monica, California, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

WHERE YOU CAN FIND MORE INFORMATION ABOUT NUCOTEC, INC.

        We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to our common stock and us, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee or for free at the Commission's website, www.sec.gov. Information regarding the operation of the Public Reference Room may be obtained by calling the Commission at 1(800) SEC-0330. The Securities and Exchange Commission maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov. Upon completion of this offering, we will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, in accordance with the requirements of the Securities Exchange Act will file periodic reports, proxy statements, and other information with the Securities and Exchange Commission. These periodic reports, proxy statements, and other information will be available for inspection and copying at the regional offices, public reference facilities and Web site of the Securities and Exchange Commission referred to above.

NUCOTEC, INC.

CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2001 AND 2000

CONTENTS

Page
Independent Auditors' Report	F-1
Consolidated Financial Statements:
Consolidated Balance Sheets	F-2
Consolidated Statements of Income (Operations)	F-3
Consolidated Statement of Stockholders' Equity	F-4
Consolidated Statements of Cash Flows	F-5
Notes to Consolidated Financial Statements	F-6 - F-9

INDEPENDENT AUDITORS' REPORT

Board of Directors
Nucotec, Inc.
Fort Lauderdale, Florida

        We have audited the accompanying consolidated balance sheet of Nucotec, Inc. as of December 31, 2001 and the related statements of income (operations), stockholders' equity and cash flows for the two years in the period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Nucotec, Inc. as of December 31, 2001, and the results of its operations and its cash flows for the years in the period then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
May 21, 2002

NUCOTEC, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2002	December 31, 2001
	(unaudited)	(audited)
ASSETS
Current assets:
Cash	$17,112	$29,970
Accounts receivable	342	525
Inventory	172	—

Total current assets	$17,626	$30,495

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,735	$3,920

Stockholders' equity:
Common stock; $.001 par value; 10,000,000 shares authorized, 6,076,000 shares issued and outstanding	6,076	6,076
Additional paid-in capital	17,424	17,424
Retained earnings (accumulated deficit)	(7,609)	3,075

Total stockholders' equity	15,891	26,575

	$17,626	$30,495

See accompanying independent auditors' report and notes to financial statements.

NUCOTEC, INC.

CONSOLIDATED STATEMENTS OF INCOME (OPERATIONS)

FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
SIX MONTHS ENDED JUNE 30, 2002 AND 2001

	Six months ended June 30, 2002	Six months ended June 30, 2001	For the year ended December 31, 2001	For the year ended December 31, 2000
	(unaudited)	(unaudited)	(audited)	(audited)
Net sales	$8,767	$45,776	$87,211	$59,856
Cost of sales	8,526	37,802	72,377	50,777

Gross profit	241	7,974	14,834	9,079
Operating expenses	10,925	4,333	10,425	7,009

Net income (loss)	$(10,684)	$3,641	$4,409	$2,070

Weighted average number of shares outstanding—basic and diluted	6,076,000	912,000	2,219,000	912,000

Net loss per share	$(0.00)	$0.00	$0.00	$0.00

See accompanying independent auditors' report and notes to financial statements.

NUCOTEC, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
AND SIX MONTHS ENDED JUNE 30, 2002 AND 2001

	Common Stock			Retained earnings/ (accumulated deficit)
			Additional paid-in capital		Total stockholders' equity
	Shares	Amount
Shares issued to founders at inception, restated for business combination	912,000	$912	$1,488	$(3,404)	$(1,004)
Net income for the year ended December 31, 2000				2,070	2,070

Balance at December 31, 2000	912,000	912	1,488	(1,334)	1,066
Issuance of shares to founders of Nucotec	5,100,000	5,100			5,100
Issuance of shares from private placement of common stock	64,000	64	15,936	—	16,000
Net income for the year ended December 31, 2001				4,409	4,409

Balance at December 31, 2001 (audited)	6,076,000	6,076	17,424	3,075	26,575
Net loss for the six months ended June 30, 2002				(10,684)	(10,684)

Balance at June 30, 2002 (unaudited)	6,076,000	$6,076	$17,424	$(7,609)	$15,891

See accompanying independent auditors' report and notes to financial statements.

NUCOTEC, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
SIX MONTHS ENDED JUNE 30, 2002 AND 2001

	Six months ended June 30, 2002	Six months ended June 30, 2001	For the year ended December 31, 2001	For the year ended December 31, 2000
	(unaudited)	(unaudited)	(audited)	(audited)
Cash flows provided by (used for) operating activities:
Net income (loss)	$(10,684)	$3,641	$4,409	$2,070

Changes in assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	183	(492)	(525)	—
Inventory	(172)	58	—	—
Increase (decrease) in liabilities—
accounts payable and accrued expenses	(2,185)	2,014	458	(79)

Total adjustments	(2,174)	1,580	(67)	(79)

Net cash provided by (used for) operating activities	(12,858)	5,221	4,342	1,991
Cash flows provided by financing activities—
issuance of common stock	—	—	21,100	—

Net increase (decrease) in cash	(12,858)	5,221	25,442	1,991
Cash, beginning of period	29,970	4,528	4,528	2,537

Cash, end of period	$17,112	$9,749	$29,970	$4,528

See accompanying independent auditors' report and notes to financial statements.

NUCOTEC, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2001 AND 2000

(1) Summary of Significant Accounting Policies:

  Business Activity:

        Nucotec, Inc. and its subsidiary, Salty's Warehouse, Inc. (collectively the "Company") sell various electronic, automobile and other equipment to the general public through its website—http://www.saltyswarehouse.com.

  Organization:

        Nucotec, Inc. was incorporated in the State of Nevada on October 8, 2001.

  Plan of Reorganization:

        During May 2002, Nucotec, Inc. ("Nucotec") entered into a plan of reorganization, whereby, Nucotec issued 912,000 shares of its common stock in exchange (the "Exchange") for 80% of the outstanding common stock of Salty's Warehouse, Inc. ("Salty's), a Florida Corporation. The two principal shareholders of Nucotec immediately prior to the Exchange, were Winthrop Venture Management, Inc. and Lady Jean Charters, Inc. These two principal shareholders also had majority management and voting control of Salty's, by virtue of common ownership, prior to the Exchange. After the Exchange, the majority shareholders of Winthrop Venture Management, Inc. and Lady Jean Charters, Inc. maintained significant control of the combined entities. As such, this business combination has been accounted for as a reorganization of companies under common control in a manner similar to a pooling of interest, whereby the carrying value of the net assets of Salty's was transferred to Nucotec, pursuant to Statement of Financial Accounting Standards No. 141—"Business Combinations."

        The accompanying consolidated financial statements have been restated to present the financial information of the combined entities as of the beginning of the earliest period presented. All significant intercompany accounts and transactions have been eliminated in consolidation.

  Interim Financial Statements:

        The accompanying consolidated financial statements include all adjustments (consisting of only normal recurring accruals), which are, in the opinion of management, necessary for a fair presentation of the results of operations for the periods presented. Interim results are not necessarily indicative of the results to be expected for a full year. The financial statements should be read in conjunction with the audited financial statements included in the Form SB-2, to be filed on or around August 2002.

  Use of Estimates:

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

See accompanying independent auditors' report.

  Revenue Recognition:

        Revenues from the sale of products are recognized when title to the products are transferred to the customer (product shipment) and only when no further contingencies or material performance obligations are warranted and, thereby, have earned the right to receive and retain payments.

  Cash:

        For purposes of the statement of cash flows, cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

  Other Comprehensive Income:

        Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), established new rules for the reporting and display of comprehensive loss and its components, which requires unrealized gains or losses on the Company's available for sale securities, currency translation adjustments and minimum pension liability to be included in other comprehensive income. Other comprehensive income consisted only of net income (loss).

  Net Income (Loss) Per Share:

        Net income (loss) per share has been computed using the weighted average number of common shares outstanding during 2001 and 2000. There were no common stock equivalents.

  Income Taxes:

        The Company uses the asset and liability approach to measure temporary differences in accounting for income taxes. Temporary differences arise from differences in the timing of revenue and expense recognition for financial reporting and income tax return purposes and are measured using the currently enacted tax rates and laws. The principal temporary difference as of December 31, 2001 is the federal net operating loss carryforward of $7,500, which if not utilized, will start to expire in 2021. A deferred asset has been included in the balance sheet as of December 31, 2001 provided and offset by a valuation allowance account, because its utilization does not appear to be reasonably assured.

  Recent Accounting Pronouncements:

        In July 2001, the FASB issued SFAS No. 141 "Business Combinations." SFAS No. 141 supersedes Accounting Principles Board ("APB") No. 16 and requires that any business combinations initiated after June 30, 2001 be accounted for as a purchase; therefore, eliminating the pooling-of-interest method defined in APB 16. The statement is effective for any business combination initiated after June 30, 2001 and shall apply to all business combinations accounted for by the purchase method for which the date of acquisition is July 1, 2001 or later.

        In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangibles." SFAS No. 142 addresses the initial recognition, measurement and amortization of intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination) and addresses the amortization provisions for excess cost over fair value of net assets acquired or intangibles acquired in a business combination. The statement is effective for fiscal years beginning after December 15, 2001, and is effective July 1, 2001 for any intangibles acquired in a business combination initiated after June 30, 2001. The Company is evaluating the accounting effect, if any, arising from the recently issued SFAS No. 142, "Goodwill and Other Intangibles" on the Company's financial position or results of operations.

        In October 2001, the FASB recently issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record the fair value of a liability for asset retirement obligations in the period in which they are incurred. The statement applies to a company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the carrying amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 30, 2002. The Company does not expect the adoption of SFAS No. 143 to have a material impact on the Company's financial position or results of operations.

        In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". Statement 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets. The statement provides a single accounting model for long-lived assets to be disposed of. New criteria must be met to classify the asset as an asset held-for-sale. This statement also focuses on reporting the effects of a disposal of a segment of a business. This statement is effective for fiscal years beginning after December 15, 2001. The Company does not expect the adoption of SFAS No. 144 to have a material impact on the Company's financial position or results of operations.

        In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt", and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers". This Statement amends FASB Statement No. 13, "Accounting for Leases", to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The Company does not expect the adoption of SFAS No. 145 to have a material impact on the Company's financial position or results of operations.

(2) Stockholders' Equity:

        On October 8, 2001, Nucotec issued 5,100,000 shares at the Company's common stock to three founding shareholders of Nucotec, Inc. and has presented in the financial statements as if it had occurred at the beginning of the earliest period presented.

  Private Placement:

        On October 28, 2001, the Company initiated a private placement offering (the "Private Placement") of 64,000 shares of the Company's common stock at an offering price of $0.25 per share. The Private Placement was exempt from the registration provisions of the Securities and Exchange Commission Act of 1933 and Rule 504 of Regulation D. Net proceeds amounted to $16,000.

  Plan of Reorganization:

        During May 2002, Nucotec, Inc. ("Nucotec") entered into a plan of reorganization, whereby Nucotec issued 912,000 shares of its common stock in exchange (the "Exchange") for 80% of the outstanding common stock of Salty's Warehouse, Inc., ("Salty's") a Florida Corporation.

        There were no other equity-related securities issuable or issued, granted or outstanding.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.    Indemnification of Directors and Officers.

  •
  As permitted by Nevada law, our certificate of incorporation eliminates the liability of directors to us or our stockholders for monetary damages for breach of fiduciary duty as directors, except to the extent otherwise required by Nevada law.

  •
  Our certificate of incorporation provides that we will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director or officer of Nucotec against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by Nevada law. Our bylaws provide for a similar indemnity to our directors and officers to the fullest extent authorized by Nevada law.

  •
  Our certificate of incorporation also gives us the ability to enter into indemnification agreements with each of our directors and officers. We intend to enter into indemnification agreements with certain of our directors and officers, which provide for the indemnification of our directors or officers against any and all expenses, judgments, fines, penalties, and amounts paid in settlement, to the fullest extent permitted by law.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by any one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted against us by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 25.    Other Expenses of Issuance and Distribution

        The estimated expenses payable by us in connection with the registration of the Shares is as follows:

SEC Registration	$23
Accounting Fees and Expenses	$5,000
Legal Fees and Expenses	$10,000
Printing Costs	$5,000
Miscellaneous Expenses	$1,000
Total	$26,023

Item 26.    Recent Sales of Unregistered Securities

        On October 8, 2001, Nucotec's inception date, Nucotec issued 5,100,000 shares of its common stock to its three founders at par value. These issuances were exempt from the registration provisions of the Securities Act of 1933, as amended (the "Act") by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering.

        From October 15, 2001 though December 19, 2001, Nucotec completed a private placement of its common stock. Nucotec sold 64,000 shares at $.25 each ($16,000) in this private placement to 30 accredited investors. This private placement was exempt from the registration provisions of the Act by virtue of Section 4(2) of the Act and pursuant to Rule 504 of Regulation D, as transactions by an issuer not involving any public offering. The securities issued pursuant to the private placement were restricted securities as defined in Rule 144 of the Act.

        On May 10, 2002, Nucotec issued 912,000 shares of common stock to Steven W. Hudson and Earl T. Shannon pursuant to a Plan of Reorganization in which Steven W. Hudson and Earl T. Shannon sold Nucotec 80% of the outstanding shares of Salty's Warehouse, Inc. These issuances were exempt from the registration provisions of the Act by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering. The securities issued pursuant to the private placement were restricted securities as defined in Rule 144 of the Act.

Item 27.    Exhibits

Exhibit
3.1	Corporate Charter of Nucotec, Inc., dated October 8, 2001
3.2	Bylaws of Nucotec, Inc., dated October 8, 2001
5.0	Opinion of Oswald & Yap, a professional corporation*
10.1	Plan of Reorganization and Acquisition, dated May 10, 2002
21.1	List of Subsidiaries of Nucotec, Inc.
23.1	Consent of Oswald & Yap, a professional corporation (included in its opinion set forth in Exhibit 5 hereto)
23.2	Consent of Stonefield Josephson, Inc.
25.1	Power of Attorney (see signature page)

*
To be filed by Amendment

Item 28.    Undertakings

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the provisions described above in Item 24, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of the expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes:

1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

  (c)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)
To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Ft. Lauderdale, State of Florida, on the 10th day of September, 2002.

NUCOTEC, INC.
By:	/s/ EARL T. SHANNON Earl T. Shannon, President

POWER OF ATTORNEY

        We, the undersigned directors and officers of Nucotec, Inc., do hereby constitute and appoint Earl T. Shannon our true and lawful attorney-in-fact and agent, with full power to sign for us or any of us in our names and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents required in connection therewith, and with full power to do any and all acts and things in our names and in any and all capacities, which such attorney-in-fact and agent may deem necessary or advisable to enable Nucotec, Inc. to comply with the Securities Act of 1933, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we hereby do ratify and confirm all that the such attorney-in-fact and agent shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ EARL T. SHANNON Earl T. Shannon	President and Director (Principal Executive Officer)	September 10, 2002
/s/ SCOTT W. BODENWEBER Scott W. Bodenweber	Chief Financial Officer and Director (Principal Accounting and Financial Officer)	September 10, 2002
/s/ STEVEN W. HUDSON Steven W. Hudson	Secretary and Director	September 10, 2002

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TABLE OF CONTENTS
PROSPECTUS SUMMARY
RISK FACTORS
USE OF PROCEEDS
DIVIDEND POLICY
CAPITALIZATION
SELECTED CONSOLIDATED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
MANAGEMENT
CERTAIN RELATIONSIPS AND RELATED TRANSACTIONS
PRINCIPAL STOCKHOLDERS
DESCRIPTION OF CAPITAL STOCK
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
SHARES ELIGIBLE FOR FUTURE SALE
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION ABOUT NUCOTEC, INC.
NUCOTEC, INC. CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2001 AND 2000 CONTENTS
INDEPENDENT AUDITORS' REPORT
NUCOTEC, INC. CONSOLIDATED BALANCE SHEETS
NUCOTEC, INC. CONSOLIDATED STATEMENTS OF INCOME (OPERATIONS) FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 SIX MONTHS ENDED JUNE 30, 2002 AND 2001
NUCOTEC, INC. CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND SIX MONTHS ENDED JUNE 30, 2002 AND 2001
NUCOTEC, INC. STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 SIX MONTHS ENDED JUNE 30, 2002 AND 2001
NUCOTEC, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2001 AND 2000
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 24. Indemnification of Directors and Officers.
  Item 25. Other Expenses of Issuance and Distribution
  Item 26. Recent Sales of Unregistered Securities
  Item 27. Exhibits
  Item 28. Undertakings
SIGNATURES
POWER OF ATTORNEY